Exhibit 99.1

COMPANY CONTACT

Shareholder Services

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM REPORTS ON ADVANCEMENT OF GENERX AND EXCELLAGEN

BIOLOGIC PRODUCTS AND CORPORATE DEVELOPMENTS

Clinical and Preclinical Results Have Implications for Use of Generx as a Non-Surgical Gene Therapy for Coronary Artery Disease, and Excellagen to Potentiate Stem Cell Therapies

SAN DIEGO, CA – December 31, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today reported on advancements of the Company’s two key biologics products, its Generx® candidate for the potential treatment of coronary artery disease, and its Excellagen® advanced wound care product. The Company also provided an update on corporate developments including its exchange listing and strategic focus on the commercialization of its two lead biotechnology products and their potential follow-on products, each as discussed further below.

With regard to the Generx® product candidate for coronary artery disease, the Company has received encouraging initial findings from its clinical Phase 3 registration study that is evaluating Generx in patients with myocardial ischemia due to arteriosclerosis, the most common form of coronary artery disease and a major contributor to cardiovascular deaths and morbidity throughout the developing world. The Aspire trial is a randomized, multi-center study with two parallel arms, and is being conducted at leading medical centers in Moscow and Novosibirsk to supplement previously-obtained data in other countries including the United States. Preliminary clinical data from the initial phase of the current study suggests that a one-time non-surgical administration of Generx can induce substantial improvements in cardiac blood flow or “myocardial perfusion” as measured quantitatively using SPECT imaging (Single-photon emission computed tomography). SPECT imaging results, which are the primary efficacy endpoint of the Aspire study, are being processed and reviewed by one of the world’s leading centers involved in cardiac imaging and analysis, Cedars-Sinai Nuclear Cardiology Medical Center in Los Angeles. They are used to quantitatively measure the sufficiency of blood flow within the heart muscle under stress, and are considered to be a key prognostic indicator for the progression and risks associated with coronary artery disease. These findings are consistent with and further supportive of results observed in the Generx AGENT 2 clinical study that was conducted by Schering AG, from which Cardium obtained the product rights prior to Schering’s acquisition by Bayer Healthcare. The Aspire clinical study has been designed to integrate new proprietary delivery techniques based on discoveries by Cardium researchers and to build upon findings from the AGENT clinical studies in the U.S. and Europe. The successful completion of the AGENT 2 clinical study served as the basis for Schering’s acquisition of Collateral Therapeutics, a predecessor-in-interest of Cardium.

With these encouraging clinical results for its Generx biologic candidate having the potential to treat coronary artery disease, the Company intends to develop a plan to accelerate the Aspire study, and believes it will be in a position to provide an interim analysis in the first half of 2014.

With regard to its Excellagen® advanced wound care product, the Company has received positive findings from a European study that evaluated the role of Excellagen in a diabetic wound model, with and without stem cells. The results demonstrated that Excellagen had significant independent potential for wound healing, and also showed that Excellagen is capable of potentiating the effects of stem cells. The study was conducted by researchers led by Professor Timothy O’Brien at the National University of Ireland in Galway and Orbsen Therapeutics Ltd., and evaluated the medical utility of Excellagen as a delivery agent for Orbsen’s proprietary human mesenchymal stem cells (MSC) for the potential treatment of diabetic wounds. The research was sponsored by the European-funded ReddStar initiative. The study showed that Excellagen alone (in a control arm) had significant wound healing capability – confirming and extending results observed regarding the use of Excellagen for the treatment of diabetic wounds. In addition, microscopic and biological analyses demonstrated that human MSCs integrated well into Excellagen’s three-dimensioned fibrillar scaffold, with the stem cells retaining positive biological activities and exhibiting increased wound healing potential in the presence of Excellagen. Cardium expects that a manuscript providing the details of these important new research findings will be submitted for publication in a peer-reviewed journal in 2014. The findings with human MSCs also open possibilities for the use of Excellagen in combination with stem cells for advanced wound healing applications, and potentially other applications in the emerging stem cell field.

Effective January 1, 2014, Excellagen will also be covered by a unique Q code product reimbursement designation as a “skin substitute” for the treatment of diabetic foot ulcers and a broad array of other wounds product by the U.S. Centers for Medicare and Medicaid Services (CMS). Cardium further reported that based on current status regarding a planned CE mark for Excellagen, all information requested has been provided to the notified body, BSI, and the Company believes this process should lead to CE mark certification for its FDA-cleared advanced wound care product, a key step in enabling commercialization in Europe.

Cardium also reported on other corporate developments. The Company has completed the sale of its To Go Brands® business, which was acquired by Healthy Brands Collective® in an asset sale in exchange for a preferred equity stake in Healthy Brands. Healthy Brands’ portfolio includes ten independent brand product platforms including Cell-nique®, Cherrybrook Kitchen®, Yumnuts®, Funky Monkey®, Lisa’s Kitchen®, Living Harvest/Tempt®, Bites of Bliss®, High Country® probiota kombucha drinks and Organics European Gourmet Bakery™ (Dr. Oetker) natural and organic baking mixes. Healthy Brands is a private company that expects to make additional brand acquisitions and has previously reported plans to move forward as a public company as its business advances through internal growth and by further acquisition. At an appropriate time, Cardium may consider the distribution or other monetization of its equity interests in Healthy Brands. For more information visit www.healthybrandscollective.com. Cardium, through its health sciences unit, retains the trademarks and technology relating to the MedPodium Nutra-apps and nutraceutical product line, and will retain its investment interest in SourceOne, a nutraceutical and health sciences ingredient supplier.

The Company also provided an update on its exchange listing, which it has reported on recently and over the last several quarters. As part of its restructuring and cost containment efforts designed to enable a strategic focus on its key biological products, Cardium reported that it will elect to have its common stock listed on the OTC exchange, an alternative regulated quotation service that provides electronic quotes, sale prices and volume information in over-the-counter equity securities. The Company’s common stock traded on the OTC prior to the Company’s election to list its shares on the American Stock Exchange, now NYSE MKT. Since stocks on the OTC electronic exchange trade using a 4-letter symbol, the Company’s ticker symbol will be adjusted in connection with the new listing, which will be reported shortly. Shareholders will not be required to exchange any shares and the Company expects electronic trading to be available without any material disruption.

About Excellagen

Excellagen is a sterile, syringe-based, professional-use, physiologically formulated homogenate of purified bovine dermal collagen (Type I) in its native, 3-dimensional fibrillar configuration, providing a structural scaffold for cellular infiltration and wound granulation. Excellagen can activate platelets, triggering release of essential growth factors and is believed to function as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar collagen formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at one-week intervals. For more information, visit www.excellagen.com.

About Generx

Generx (Ad5FGF-4) is a disease-modifying regenerative medicine biologic that is being developed to offer a one-time, non-surgical option for the treatment of myocardial ischemia in patients with stable angina due to coronary artery disease, who might otherwise require surgical and mechanical interventions, such as coronary artery by-pass surgery or balloon angioplasty and stents. Similar to surgical/mechanical revascularization approaches, the goal of Cardium’s Generx product candidate is to improve blood flow to the heart muscle – but to do so non-surgically, following a single administration from a standard balloon angioplasty catheter. The ASPIRE Phase 3 registration is currently being conducted at leading cardiology centers in the Russian Federation to evaluate the therapeutic effects of Generx in patients with cardiac microvascular insufficiency due to myocardial ischemia as a result of advancing coronary artery disease. For additional information about Generx and the ASPIRE clinical study, please visit www.cardiumthx.com/generx.html.

About Cardium

Cardium is a health sciences and biotechnology regenerative medicine company. Cardium has three business units: (1) Angionetic Therapeutics™, focused on the late-stage clinical development of Generx®, an angiogenic gene therapy product candidate for the treatment for cardiac microvascular insufficiency due to advancing coronary artery disease; (2) Activation Therapeutics™, a regenerative medicine wound healing technology and commercialization platform, that includes Excellagen®, an FDA-cleared advanced wound care product (www.excellagen.com); and (3) LifeAgain® Insurance Solutions, an advanced medical data analytics platform that supports the Company’s BlueMetric Select term life insurance program, the only program currently available for men with active localized prostate cancer (www.lifeagain.com). For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there is no assurance that results or trends observed in preclinical or clinical studies or procedures will be reproduced in subsequent studies or in actual use; that the Aspire study can be accelerated and planned product development efforts and clinical studies can be performed in an efficient and effective manner; that the Company can raise capital to support its product development efforts and operations; that the Company will be successful in advancing and partnering or otherwise monetizing its key biologic products or other businesses; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the Company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that our or our licensor’s intellectual property can be successfully developed and enforced and that we will not be accused of infringing on intellectual property developed by third parties; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that Healthy Brands will successfully grow its business including our To Go Brands and other products or that we will be effectively able to monetize or recover value from our equity position in Healthy Brands; that new product opportunities or commercialization efforts will be successfully established; that the Company or its partners will be successful in developing and marketing survivable risk life insurance programs or that any intellectual property developed in the area will be effective for excluding potential competitors; that third parties on whom we depend will perform as anticipated; or that the Company will not be adversely affected by risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2013 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Excellagen®, Angionetic Therapeutics™, Activation Therapeutics™, MedPodium™, Nutra-Apps™, LifeAgain®, BlueMetric™, Decision Rule Adaption™ and ADAPT™ are trademarks of Cardium Therapeutics, Inc., Tissue Repair Company or Life Again Insurance Solutions, Inc.

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